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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Nature's Sunshine Products Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATURE'S SUNSHINE PRODUCTS, INC.
75 East 1700 South
Provo, UT 84606

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

Friday, May 23, 2003

To Our Stockholders:

        Notice is hereby given that the 2003 Annual Meeting of Stockholders of Nature's Sunshine Products, Inc., a Utah corporation (the "Company"), will be held at the corporate offices at 75 East 1700 South, Provo, Utah 84606, on Friday, May 23, 2003, at 10:00 a.m., local time, for the following purposes:

          1.    To elect two directors, each to serve a term of three years, and until each of their successors is elected and shall qualify; and

          2.    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 11, 2003, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, and only stockholders of record at such date will be so entitled to notice and vote.

        Please sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope whether or not you expect to attend the meeting. You may revoke your Proxy and vote in person if you decide to attend the meeting.

Dated: April 11, 2003	By Order of the Board of Directors,
/s/ BRENT F. ASHWORTH BRENT F. ASHWORTH Secretary

YOUR VOTE IS IMPORTANT.

        PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. A PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF THE PROXY, BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE MEETING.

NATURE'S SUNSHINE PRODUCTS, INC.

PROXY STATEMENT—ANNUAL MEETING OF STOCKHOLDERS

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Nature's Sunshine Products, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's corporate offices at 75 East 1700 South, Provo, Utah 84606, on May 23, 2003 at 10:00 a.m., Mountain time. The stockholders of the Company will consider and vote upon the proposals described herein and referred to in the Notice of the Meeting accompanying this Proxy Statement.

        Stockholders of record at the close of business on April 11, 2003, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 13,943,766 shares of the Company's Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Meeting. For a description of the principal holders of the Company's Common Stock, see "PRINCIPAL HOLDERS OF COMMON STOCK" below.

        Shares represented by Proxies will be voted in accordance with the specifications made thereon by the stockholders. Any Proxy not specifying the contrary will be voted in favor of the Board of Directors' nominees for directors of the Company.

        The Proxies being solicited by the Board of Directors may be revoked by any stockholder giving the Proxy at any time prior to the Annual Meeting by giving notice of such revocation to the Company in writing at the address provided below. The Proxy may also be revoked by any stockholder giving such Proxy who appears in person at the Annual Meeting and advises the Chairman of the Meeting of his intent to revoke the Proxy.

        The principal executive offices of the Company are located at 75 East 1700 South, Provo, Utah 84606. This Proxy Statement and the enclosed Proxy are being furnished to stockholders on or about April 14, 2003.

PRINCIPAL HOLDERS OF COMMON STOCK

        The following table sets forth information as of March 24, 2003, with respect to the beneficial ownership of the Company's Common Stock by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5 percent of the Company's outstanding Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Compensation", and all executive officers and directors of the Company as a group.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class(2)
Pauline Hughes Francis 311 East Canal Road Salem, UT 84653	2,289,529	(3)	16.2%
Kristine F. Hughes Eugene L. Hughes 75 East 1700 South Provo, UT 84606	1,875,302	(4)	13.0
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,704,290	(5)	12.2
Palisade Capital Management, L.L.P. One Bridge Plaza, Suite 695 Fort Lee, NJ 07024	1,485,000	(6)	10.6
Daniel P. Howells 75 East 1700 South Provo, UT 84606	326,060	(7)	2.3
Douglas Faggioli 75 East 1700 South Provo, UT 84606	263,909	(8)	1.9
John R. DeWyze 75 East 1700 South Provo, UT 84606	108,686	(9)	.8
Craig D. Huff 75 East 1700 South Provo, UT 84606	102,554	(10)	.7
Daren G. Hogge 75 East 1700 South Provo, UT 84606	100,116	(11)	.7
Richard G. Hinckley 75 East 1700 South Provo, UT 84606	13,666	(12)	.1
All executive officers and directors As a group (10 persons)	5,303,573	(13)	34.1

(1)
Except as otherwise indicated, all shares are directly owned with voting and investment power held by the person named. Amounts shown include, where applicable, shares subject to presently exercisable options.

(2)
The percentage shown for each beneficial owner is calculated based upon the outstanding Common Stock, including shares of Common Stock subject to presently exercisable options held by such beneficial owner which are deemed to be outstanding.

(3)
Includes 1,421,755 shares held by Pauline Hughes Francis in trust for the benefit of herself and her children, 653,110 shares held by a family limited partnership, 62,864 shares held by an annuity trust, and 151,800 shares subject to presently exercisable options.

(4)
Includes 16,335 shares held directly, 1,317,285 shares held by Kristine and Eugene Hughes as trustees for the benefit of themselves and their children, 101,647 shares allocated to Mr. Hughes' account in a 401(k) Plan, and 440,035 shares subject to presently exercisable options.

(5)
In an Amendment No. 5 to a Schedule 13G dated February 14, 2003, FMR Corp. ("FMR") reported that its wholly owned subsidiary, Fidelity Management & Research Company ("Fidelity"), is the beneficial owner of 1,704,290 shares of the Company's Common Stock. Fidelity acts as an investment adviser to Fidelity Low Priced Stock Fund (the "Fund"), which holds 1,617,300 of the shares. Edward C. Johnson 3rd and Abigail P. Johnson, by virtue of their stock ownership and certain voting agreements, are control stockholders of FMR. Mr. Johnson, FMR and the Fund each have the sole power to dispose of 1,704,290 shares owned by the Fund. The sole power to vote or direct the voting of the shares is held by the Fund's Board of Trustees.

(6)
In a Schedule 13G dated February 5, 2003, Palisade Capital Management, L.L.P., ("PCM") reported that it held on behalf of its clients 1,485,000 shares of the Company's Common stock. PCM has the sole power to dispose of or to direct the disposition of these shares, and sole power to vote or direct the voting of these shares.

(7)
Includes 2,000 shares held directly and 324,060 shares subject to presently exercisable options.

(8)
Includes 27,696 shares held directly, 28,823 shares allocated in a 401(k) Plan and 207,390 shares subject to presently exercisable options.

(9)
Includes 2,000 shares held directly, 1,619 shares allocated in a 401(k) Plan, and 105,067 shares subject to presently exercisable options.

(10)
Includes 1,000 shares held directly, 10,544 shares allocated in a 401(k) Plan and 91,010 shares subject to presently exercisable options.

(11)
Includes 1,532 shares allocated in a 401(k) Plan and 98,584 shares subject to presently exercisable options.

(12)
Includes 13,666 shares subject to presently exercisable options.

(13)
Includes 180,732 shares allocated to executive officers in the 401(k) Plan, and 1,615,792 shares subject to presently exercisable options.

PROPOSAL 1—ELECTION OF DIRECTORS

        In accordance with the Bylaws of the Company, the Board of Directors has fixed its number at six members. All of the directors were elected for staggered terms at the last three annual meetings.

        Under the Company's Restated Articles of Incorporation, directors are divided into three classes, each class to consist, as nearly as possible, of one-third of the number of directors then constituting the entire Board of Directors. Each year, one class of directors is elected, each director to serve a term of three years.

        At the Annual Meeting, two directors, Pauline Hughes Francis and Douglas Faggioli, will stand for election to serve three years and thereafter until each of their successors are elected and shall qualify.

        In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies for the election of the nominees listed below, unless otherwise specified in the Proxy. The Board of Directors has no reason to believe that the nominees will be unable to serve, but if either nominee should become unable to serve, the Proxies will be voted for such other person(s) as the Board of Directors shall recommend.

        Certain information concerning the two nominees to the Board of Directors, and directors whose terms will continue after the Annual Meeting is set forth below.

NOMINEES

Name of Nominee	Age	Company Position Held	Served as Director Since	Class and Year Term Will Expire
Pauline Hughes Francis	61	Director	1988	Class I 2006 (if re-elected)
Douglas Faggioli	48	Exec. Vice President, COO and Director	1997	Class I 2006 (if re-elected)
DIRECTORS WHOSE TERMS ARE CONTINUING
Richard G. Hinckley	61	Director	1999	Class II 2004
Eugene L. Hughes	72	Founder and Director	1980	Class II 2004
Kristine F. Hughes	64	Chairperson of the Board and Director	1980	Class III 2005
Daniel P. Howells	62	President, CEO and Director	1997	Class III 2005

Compensation of Directors

        Board members who are also employees of the Company do not receive any directors' fees. The Company pays its non-employee Board members directors' fees of $27,040 to $46,440 and its Chairman of the Board, $129,790 per year, as well as the cost of health and life insurance coverage. The Company does not pay any fees for attendance at Committee meetings.

Board and Committee Meetings and Attendance

        There were five meetings of the Board of Directors held during 2002. All directors attended at least 75 percent of the meetings of the Board and Committees of the Board on which they served.

        The Board of Directors has a Compensation Committee, which consists of Pauline Hughes Francis (Chairman), Kristine F. Hughes and Richard G. Hinckley. The Compensation Committee recommends to the Board of Directors the compensation to be paid to the Company's chief executive and chief operating officer. There were two meetings of the Compensation Committee during 2002.

        The Board of Directors also has an Audit Committee, which consists of Richard G. Hinckley (Chairman), Kristine F. Hughes and Pauline Hughes Francis. The function of the Audit Committee is generally to approve the engagement of the Company's auditors and to review audit and non-audit services provided by those auditors. There were four meetings of the Audit Committee during 2002.

        The Board of Directors has also established a Nominating Committee consisting of Kristine F. Hughes, Pauline Hughes Francis and Richard G. Hinckley. The Nominating Committee considers and recommends nominations for election to the Board of Directors. The Nominating Committee considers recommendations of stockholders. There were no meetings of the Nominating Committee during 2002.

EXECUTIVE OFFICERS AND DIRECTORS

        The executive officers and directors of the Company are:

Name	Position	Age
Daniel P. Howells	President, Chief Executive Officer and Director	62
Kristine F. Hughes	Chairman of the Board and Director	64
Eugene L. Hughes	Founder and Director	72
Pauline Hughes Francis	Director	61
Richard G. Hinckley	Director	61
Douglas Faggioli	Executive Vice President, Chief Operating Officer and Director	48
Craig D. Huff	Executive Vice President, Chief Financial Officer, Vice President—Finance and Treasurer	47
Dale G. Lee	Executive Vice President, President—U.S.A. Sales Division	57
Daren G. Hogge	Executive Vice President, President—International Division	40
John R. DeWyze	Executive Vice President, Vice President—Operations	46

        Certain information regarding the business experience of the executive officers and directors is set forth below.

        DANIEL P. HOWELLS.    Mr. Howells is the President, Chief Executive Officer and a Director of the Company. He began his employment with the Company in 1997. From 1991-1997, Mr. Howells served as President and CEO of Resorts U.S.A., Bushkill, PA Division of Rank Group, London, England. From 1985-1990, he served as Executive Vice President and General Manager of the Marriott Management Service Division, Marriott Corporation. From 1972-1985, Mr. Howells was employed by Six Flags Corporation where he served as President and CEO from 1982-1985.

        KRISTINE F. HUGHES.    Mrs. Hughes is the Chairman of the Board of Directors of the Company. Mrs. Hughes was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company, and has served as an officer or director of the Company and/or its predecessors since 1980. Mrs. Hughes serves on several civic and community boards. She is the wife of Eugene L. Hughes.

        EUGENE L. HUGHES.    Mr. Hughes is a Founder and a Director of the Company. Mr. Hughes was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company. He served as an officer or director of the Company and/or its predecessors since 1972. Mr. Hughes serves on several community boards. He is the husband of Kristine F. Hughes.

        PAULINE HUGHES FRANCIS.    Mrs. Francis has been a Director of the Company since 1988. Mrs. Francis was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company, and has acted as a consultant from time to time to the Company and its predecessors.

        RICHARD G. HINCKLEY.    Mr. Hinckley has served as a Director of the Company since 1999. Mr. Hinckley is a partner of Interior Space Systems, Inc., as well as Horizon Paint Company. From 1996, Mr. Hinckley served as Director of Corporate Development—Western Region, Nextlink Communications. From 1991 to 1996, he served as a Vice President of Beehive Travel until its merger with Morris Travel where he became the Director of Meetings and Incentives. He also served as president, director and part owner of Park 'n Jet, Utah's largest off-airport parking facility. Mr. Hinckley received his MBA degree from Stanford University.

        DOUGLAS FAGGIOLI.    Mr. Faggioli is Executive Vice President, Chief Operating Officer and a Director of the Company. He began his employment with the Company in 1983 and has served as an officer of the Company since 1989. He is a Certified Public Accountant.

        CRAIG D. HUFF.    Mr. Huff is the Executive Vice President, Chief Financial Officer, Vice President of Finance and Treasurer of the Company. He began his employment with the Company in 1982 and has served as an officer of the Company since 1998. He is a Certified Public Accountant.

        DALE G. LEE.    Mr. Lee is Executive Vice President and President of the United States Sales Division of the Company. He began his employment with the Company in 1978 and has served as an officer of the Company since 1989.

        DAREN G. HOGGE.    Mr. Hogge is Executive Vice President and President of the International Division of the Company. He began his employment with the Company in 1993, and has served as an officer of the Company since 1997. He is a Certified Public Accountant.

        JOHN R. DEWYZE.    Mr. DeWyze is Executive Vice President and Vice President of Operations of the Company. He began his employment with the Company in 1995. From 1982 to 1995, Mr. DeWyze was employed by Bristol-Myers Squibb. He has served as an officer of the Company since 1997.

Compliance with Section 16(a) of the Exchange Act

        Based solely upon a review of Forms 3, 4 and 5 and amendments thereto as well as written representations provided to the Company by its executive officers, directors and 10 percent stockholders, the Company is unaware of any such persons failing to file on a timely basis any reports required by Section 16(a) of the Exchange Act during 2002 or prior years.

EXECUTIVE COMPENSATION

Compensation Summary

        The following table sets forth information concerning the cash and non-cash compensation paid or to be paid by the Company to its chief executive officer and to each of its executive officers named below, for the three fiscal years ended December 31, 2002.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation
Securities Under-Lying Options/SARS (Shares)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)		All Other Compensation(3) ($)
Daniel P. Howells President, Chief Executive Officer	2002 2001 2000	354,000 320,027 292,140	— — 151,036	— —	250 158,460 —	7,902 7,411 2,840
Craig D. Huff Executive Vice President, Chief Financial Officer, Vice President, Finance	2002 2001 2000	181,317 166,836 144,021	79,103 30,784 39,824	— —	2,000 24,910 —	851 665 290
Douglas Faggioli Executive Vice President, Chief Operating Officer	2002 2001 2000	258,964 235,302 220,541	— — 92,856	— —	25,000 95,690 —	1,314 1,235 703
Daren G. Hogge Executive Vice President, President—International	2002 2001 2000	200,000 186,580 156,537	38,000 253,898 111,657	— —	— 104,630 10,800	734 665 284
John R. DeWyze Executive Vice President, Vice President—Operations	2002 2001 2000	177,000 165,418 143,583	24,399 29,586 49,728	— —	— 31,760 12,260	883 846 287

(1)
Includes amounts contributed by the Company to its 401(k) defined contribution plan and amounts paid by the Company.

(2)
Amount listed is for relocation and moving expenses. The Company also provides health, disability and other perquisites to each of its officers, but they do not exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus.

(3)
Amounts listed are for excess life insurance premiums.

Employment Agreements

        The Company has Employment Agreements with each of its executive officers who receive base annual salaries currently ranging from approximately $177,000 to $354,000. The Agreements are renewable on an annual basis and generally provide for an initial term of one year. In the event the Company terminates or does not renew an officer's employment without cause, the officer is generally entitled to receive the balance of his base salary for twelve months.

Executive Incentive Plans

        The Company has from time to time adopted incentive plans for key management and/or other employees of the Company.

        In 1997, the Board of Directors adopted an Incentive Compensation Plan ("Bonus Plan"), which provides for bonuses ranging from 0% to 90% of base salary for all employees of the Company depending upon the employee's position with the Company. Up to 40% of the bonus for certain key employees is determined by how well an employee achieves certain specified individual performance objectives, and the balance is determined by how well the Company achieves certain sales and operating income goals. Payments totaling $141,502, $454,000 and 457,000 were made to executive officers for services rendered in 2002, 2001 and 2000 for this or similar executive incentive plans. Amounts paid, if any, to the officers participating in the Bonus Plan are included in the Summary Compensation Table.

        In 1999, the Company adopted an Executive Loan Program. The Loan Program was intended to assist executive officers of the Company to purchase the Company's Common Stock. Loans were limited to $59,000 and the proceeds were used to purchase Common Stock of the Company. Loans are secured by the purchased Common Stock and bear interest at the current prime rate. The notes are due ninety days after demand or ninety days after termination of employment. No new loans will be made under the Loan Program.

Stock Option Plans

        The 1995 Stock Option Plan, as amended (the "1995 Plan") authorizes the grant of incentive and non-qualified stock options to officers and key employees. The 1995 Plan currently allows for the granting of a maximum of 4,150,000 shares of the Company's Common Stock (adjusted for stock splits and dividends).

        Options issued under the 1995 Plan must have an exercise price at least equal to the fair market value on the date of grant and a term of not more than ten years. Options are generally not transferable and are exercisable in accordance with vesting schedules established by the Compensation Committee (the "Committee") of the Board of Directors administering the Plan. The Committee establishes with respect to each option granted to an employee, and sets forth in the option agreement, the effect of the termination of employment on the rights and benefits thereunder. In the event of certain changes in control of the Company, options generally become immediately exercisable.

        As of March 24, 2003, there were 2,977,211 shares subject to non-qualified options issued and outstanding under the 1995 Plan and 219,303 shares are available for issuance (as adjusted for stock splits and dividends). See "Executive Incentive Plans" above.

        The Company also has 564,455 shares subject to non-qualified options issued and outstanding, which were granted under stock option plans or arrangements that have been terminated.

OPTION GRANTS IN FISCAL YEAR 2002

        The following table sets forth a summary of certain non-qualified stock options granted to the Company's named executive officers during 2002.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (Shares)	Total Granted to Employees in 2002(%)	Exercise Price Per Share	Expiration Date
					5%	10%
Daniel P. Howells	250	0.19%	$11.68	10/1/2012	$993	$2,253
Craig D. Huff	2,000	1.54%	$10.70	4/1/2012	$7,278	$16,511
Douglas Faggioli	25,000	19.31%	$12.65	2/26/2008	$107,555	$244,006

Equity Compensation Plans

        The following table and notes provide information about shares of the Company's Common Stock that were issuable as of December 31, 2002 pursuant to exercise of options under existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,156,066	(1)	$8.27	219,303	(1)
Equity compensation plans not approved by security holders	371,600	(2)	$8.17	-0-

Total	3,527,666		$8.26	219,303

(1)
To be issued under the 1995 Stock Plan described above.

(2)
To be issued to non-employee members of the Board of Directors.

OPTION EXERCISES DURING 2002 AND
2002 YEAR-END VALUE TABLE

        The following table sets forth certain information regarding the value of non-qualified stock options held by the named executive officers during 2002 (as adjusted for stock splits and dividends).

2002 Yearend Option Value

Name	Shares Aquired on Exercise #	Value Received $	Number of Unexercised options at December 31, 2002 Exercisable/Unexercisable #	Value of Unexercised In-the-Money Options at December 31, 2002 Excersiable/Unexercised $
Daniel P. Howells	—	—	324,060/250	644,982/—
Craig D. Huff	—	—	91,010/2,000	179,924/—
Douglas Faggioli	—	—	207,390/25,000	412,417/—
Daren G. Hogge	84,600	254,815	98,584/3,626	185,399/2,574
John R. DeWyze	12,000	60,000	105,067/4,003	164,888/2,842

401(k) Plan

        The Company sponsors a qualified deferred compensation plan ("401(k) Plan") under Section 401(k) of the Internal Revenue Code, in which full-time employees may reduce their salaries by up to 10% of their compensation limited to a maximum of $11,000 and have the salary reduction amounts contributed to the 401(k) Plan. Such contributions are 100% matched by the Company, up to a maximum of 5 percent of the employee's compensation. Participants are fully vested at all times in their salary reduction contributions and after four years of service are fully vested in matching Company contributions. Participants are eligible to receive distribution of vested amounts upon retirement, death or disability, or termination of employment. Contributions by the Company to the 401(k) Plan were approximately $894,000, $743,000 and $623,000 for 2002, 2001 and 2000, respectively. Amounts contributed for executive officers participating in the 401(k) Plan are included in the Summary Compensation Table above.

Deferred Compensation Plan

        Under the Company's nonqualified deferred compensation plan for its executive officers, up to 100 percent of the officer's annual salary and bonus (less the officer's share of employment taxes) may be deferred. The deferrals become an obligation owed to the officer by the Company under the Plan. At December 31, 2002 and 2001, the amounts payable under the Plan are valued at the fair market value of the related assets and total $1.5 million and $1.6 million, respectively. Amounts deferred for executive officers participating in the nonqualified deferred compensation plan are included in the Summary Compensation Table above.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors' Compensation Committee is composed of Pauline Hughes Francis, Kristine F. Hughes and Richard G. Hinckley.

        THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITNG MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPENSATION COMMITTEE REPORT

To: The Board of Directors

        As members of the Compensation Committee (the "Committee"), it is our duty to administer or supervise various stock option and incentive compensation plans of the Company. In addition, the Committee recommends to the Board of Directors the compensation to be paid to the Company's chief executive and operating officers. The Committee also reviews compensation policies applicable to officers and key employees and considers the relationship of corporate performance to that compensation.

        The Committee submits a report to the Board concerning the compensation policies followed by the Committee in recommending compensation for the Company's chief executive officer and chief operating officer. In establishing such compensation for 2002, the Committee considered a number of factors, including what it believed to be the competitive level of compensation that is necessary to attract, retain and motivate qualified officers. In this regard, the Committee reviewed several salary reports and surveys. The Committee also considered:

  1.
  the contribution of the chief executive officer and chief operating officer to the Company's operating performance, as measured by increases in sales revenue, profitability and return on assets,

  2.
  the contribution of the chief executive officer and chief operating officer in helping the Company meet its other objectives, such as providing a high level of service to its customers and in maximizing stockholder value, and

  3.
  the Company's overall stock performance as measured against the stock market and the performance of the Company in its markets abroad.

        For 2002 salaries, the Committee applying the factors set forth above increased base salaries for the chief executive officer and chief operating officer approximately 10 percent over 2001 levels on a weighted average basis. In 2002, other salaries of executive officers were set by the chief executive officer and chief operating officer using the same factors as set forth above. The chief executive officer and chief operating officer approved percentage salary increases for the executive officers in 2002 and 2001 that were approximately 7 percent. For 2003, the chief executive officer and chief operating officer as well as all executive officers did not receive pay increases.

        The compensation policy of the Company, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each officer relate to and be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, much of an officer's compensation is subject directly to annual bonus compensation measured by the Company's achievement of certain sales and income goals. Under the Company's Incentive Compensation Plan, bonuses are paid based on the officer's performance and the performance of the entire Company. The Committee believes the compensation paid to its officers is reasonable in view of the Company's performance and the contribution of the officers to that performance.

        All officers and key employees participate in the Company's stock option plans. Options granted thereunder, may provide for the acceleration of vesting if the Company meets or exceeds certain income and/or revenue goals. The Committee believes that stock options have been effective in attracting, motivating and retaining executives and key employees. During 2002, the Committee recommended stock option grants in the aggregate amount of 129,500 shares.

        Except for Kristine F. Hughes, no member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. Mrs. Hughes served as President and CEO of the Company from September 1996 to October 1997.

COMPENSATION COMMITTEE
Dated: April 11, 2003	Pauline Hughes Francis Kristine F. Hughes Richard G. Hinckley

CORPORATE STOCK PERFORMANCE

        The following graph compares the performance (total return on investment as measured by the change in the year-end stock price plus reinvested dividends) of the Common Stock of the Company ("NATR") with that of the Index for NASDAQ National Stock Market (U.S. companies) and the Index for NASDAQ Stock (SIC 2800-2899) (herbal vitamins companies) for the five years ended December 31, 2002.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
NATURES SUNSHINE PRODUCTS INC

Produced on 03/13/2003 including data to 12/31/2002

AUDIT COMMITTEE REPORT

        The Audit Committee of Nature's Sunshine Products, Inc., is composed of three independent directors and operates under written charter adopted by the Company's Board of Directors in 2001. The Audit Committee is currently comprised of Richard G. Hinckley (Chairman), Pauline Hughes Francis and Kristine F. Hughes. During the period that each member has served on the Audit Committee, each has been "independent" as this term applies to Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") and its listing standards.

To: The Board of Directors

        We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2002.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and letter from the independent auditors required by the Independence Standards Board, and have discussed with the auditors the auditor's independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

AUDIT COMMITTEE
Dated: April 11, 2003	Richard G. Hinckley Pauline Hughes Francis Kristine F. Hughes

RELATIONSHIP WITH
INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors of the Company has recommended to the Board of Directors that KPMG LLP be selected again as the independent auditors for the Company. The Board of Directors has accepted this recommendation and has selected KPMG LLP to be the independent auditors for the Company for the fiscal year ending December 31, 2003. KPMG LLP served as the Company's auditors for the fiscal year ended December 31, 2002.

        Representatives of KPMG LLP are expected to attend the 2003 Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from stockholders.

Recent Changes in Accountants

        As was previously reported in the Company's Current Report on Form 8-K filed on July 12, 2002, on July 8, 2002, the Company engaged KPMG LLP as its new independent auditors and dismissed Arthur Andersen LLP. The decision to change the Company's auditors was recommended and approved by the Company's Audit Committee of the Board of Directors and approved by the Company's Board of Directors on July 8, 2002. During the two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of July 8, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events. The report of Arthur Andersen LLP on the financial statements of the Company for the past two fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        The Company had not consulted with KPMG LLP during the last two fiscal years ended December 31, 2001 and 2000 or during the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of July 8, 2002, on either the application of accounting principles or type of opinion KPMG LLP might issue on the Company's financial statements.

Audit Fees

        The aggregate audit fees billed by KPMG LLP for the annual audit for the fiscal year ended December 31, 2002, and for the reviews of financial statements included in the Company's Quarterly Reports on Form 10-Q during the last fiscal year were $195,000, of which $68,000 were billed for audit services related to the Company's non-U.S. subsidiaries.

Financial Information Systems Design and Implementation Fees

        KPMG LLP did not render any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees billed by KPMG LLP for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2002, were $54,000. These fees were for tax preparation and consultation.

STOCKHOLDER PROPOSALS

        If a stockholder wishes to present a proposal at the 2004 Annual Meeting of Stockholders, the proposal must be received by Nature's Sunshine Products, Inc., Stockholder Relations, 75 East 1700 South, Provo, Utah 84606, prior to December 31, 2003. The Board of Directors will review any proposal, which is received by that date and determine whether it is a proper proposal to present to the 2004 Annual Meeting.

VOTE REQUIRED

        A majority of the 13,943,766 outstanding shares of Common Stock of the Company shall constitute a quorum at the Annual Meeting. Under the Utah Revised Business Corporation Act, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting provided a quorum is present. The affirmative vote of at least a majority of the shares represented at the meeting is required for all other proposals to come before the meeting. The Company does not have any specific charter or by-law provisions dealing with the method by which votes will be counted; however, in prior years the Company has counted abstentions and broker non-votes for quorum purposes but the votes represented by such shares are not counted in computing the results of the election of directors or other resolutions.

        Votes cast by stockholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the 2003 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of Proxies will act in accordance with their best judgment. The Board of Directors may read the minutes of the 2002 Annual Meeting of Stockholders and make reports, but stockholders will not be required to approve or disapprove such minutes or reports.

        In addition to the solicitation of Proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of Proxies will be borne by the Company.

        Copies of the Company's Annual Report on Form 10-K (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company—Attn: Investor Relations Dept., 75 East 1700 South, Provo, UT 84606 or via the Company's web site at www.natr.com. Copies of the Company's 2002 Annual Report to Shareholders are being mailed with this Proxy Statement.

        The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the board's recommendations, please sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

Dated: April 11, 2003	By Order of the Board of Directors,
/s/ BRENT F. ASHWORTH BRENT F. ASHWORTH Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

NATURE'S SUNSHINE PRODUCTS, INC.

May 23, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors.
☐	FOR ALL NOMINEES		NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Pauline H. Francis
☐	FOR ALL EXCEPT (See instructions below)	☐	Douglas Faggioli

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign and date this Proxy where shown below and return it promptly.

No postage is required if this Proxy is returned in the enclosed envelope and mailed in the United States.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

NATURE'S SUNSHINE PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Kristine F. Hughes and Brent F. Ashworth and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned on April 11, 2003, at the Annual Meeting of Shareholders to be held at the Company's corporate offices at 75 East 1700 South, Provo, Utah 84606, on Friday, May 23, 2003, at 10:00 a.m., local time, or at any adjournment thereof.

(Continued and to be signed on the reverse side)

QuickLinks

NATURE'S SUNSHINE PRODUCTS, INC. PROXY STATEMENT—ANNUAL MEETING OF STOCKHOLDERS
PRINCIPAL HOLDERS OF COMMON STOCK
PROPOSAL 1—ELECTION OF DIRECTORS
NOMINEES
EXECUTIVE OFFICERS AND DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2002
Equity Compensation Plans
OPTION EXERCISES DURING 2002 AND 2002 YEAR-END VALUE TABLE
2002 Yearend Option Value
COMPENSATION COMMITTEE REPORT
CORPORATE STOCK PERFORMANCE
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
VOTE REQUIRED
OTHER MATTERS